                                                                     Exhibit 1.3


                 CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP


         We consent to the reference to our firm under the caption "California Tax Matters" in Appendix D to the Statement of Additional Information contained in the Registration Statement (Form N-2) and related Prospectus of Nuveen California Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 9, 2001. We do not hereby admit that we are experts whose consent is required.

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP



                                       By:       /s/ Robert P. Feyer
                                          -------------------------------------
                                                     Robert P. Feyer


San Francisco, California
November 7, 2001